Exhibit 10.3

FORM OF EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of June 15, 2015, by and among Metalico, Inc., a Delaware corporation with headquarters located at 186 North Avenue East, Cranford, New Jersey 07016 (the “Company”), and the investor signatory hereto (the “Investor”). For purposes of this Agreement, the term Investor shall include any “affiliate” (as defined below) or any related entity or person of such Investor.

WHEREAS:

A. The Investor and certain other investors (the “Other Investors”, and collectively with the Investor, the “Investors”) are holders of the Company’s (i) Series A Convertible Notes (the “Series A Notes”, and such Series A Convertible Note held by the Investor as of the date hereof, the “Holder Series A Note”) and (ii) Series B Convertible Notes (the “Series B Notes”, and such Series B Convertible Note held by the Investor as of the date hereof, the “Holder Series B Note”, and together with the Holder Series A Note, the “Holder Notes”), each convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and issued pursuant to certain Exchange Agreements, dated October 21, 2014, each by and between the Company and one of the Investors (collectively, the “Existing Exchange Agreements”). Capitalized terms not defined herein shall have the meaning as set forth in the Existing Exchange Agreement.

B. The Company desires to enter into an Agreement and Plan of Merger, by and among the Company, Total Merchant Limited and TM Merger Sub Corp. (in the form delivered to the Investor on or prior to the date hereof, the “Merger Agreement”, and the date thereof, the “Merger Agreement Execution Date” and the date of consummation of the transactions contemplated thereby, the “Merger Date”, and the fair market value of the aggregate consideration to be paid to each holder of Common Stock pursuant to the terms of the Merger Agreement, the “Per Share Merger Consideration”).

C. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, in accordance with the terms hereof, at the Closing (as defined below): (i) the Company shall redeem the Holder Series A Note, with such aggregate principal amount outstanding as set forth on the signature page of the Investor, together with any accrued and unpaid interest thereon from the date of initial issuance of the Holder Series A Note through the Closing Date (as defined below) (collectively, the “Series A Outstanding Redemption Amount”) for a cash amount equal to the Series A Outstanding Redemption Amount (the “Series A Redemption Price”), (ii) the Company shall redeem such portion of aggregate principal amount outstanding of the Holder Series B Note as set forth on the signature page of the Investor together with any accrued and unpaid interest on the entire Holder Series B Note (including the Exchange Note (as defined below), if any) from the date of initial issuance of the Holder Series B Note through the Closing Date (the “Series B Outstanding Redemption Amount”) for either (x) if the aggregate principal amount of the Exchange

Note set forth on the signature page of the Investor is blank or $0 (zero), such cash amount equal to the greater of (A) 115% of the Series B Outstanding Redemption Amount and (B) the quotient of (I) the product of the Series B Outstanding Redemption Amount and the Per Share Merger Consideration, divided by (II) $0.3979 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) or (y) if the aggregate principal amount of the Exchange Note set forth on the signature page of the Investor is greater than $0 (zero), such cash amount equal to the Series B Outstanding Redemption Amount (the “Series B Redemption Price”, and together with the Series A Redemption Price, the “Redemption Price”) and (iii) to the extent applicable, the Company shall exchange (the “Exchange”) such remaining portion of aggregate principal amount outstanding of the Holder Series B Note not subject to cash redemption hereunder, as set forth on the signature page of the Investor, (the “Exchange Note”), if any, for such aggregate number of shares of Common Stock as set forth on the signature page of the Investor (the “Exchange Shares”).

D. The Exchange of the Exchange Note, if any, of the Investor for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

E. Concurrently herewith the Other Investors are also (i) entering into agreements (the “Other Agreements”) identical to this Agreement (other than proportional changes (the “Proportionate Changes”) in the numbers reflecting the different principal amount of the Investor’s Series A Notes being exchanged pursuant thereto) with the Company and the different proportions of the Series B Note being redeemed or exchanged, and (ii) surrendering all of each such Investor’s Series A Notes and Series B Notes pursuant to, and in accordance with, the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, agreements and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, hereby agree as follows:

1.	PAYMENT OF REDEMPTION PRICES; EXCHANGE OF EXCHANGE NOTE AND DELIVERY OF THE EXCHANGE SHARES.

(a) Redemptions. At the Closing the Company shall redeem (the “Redemptions”) the Series A Note and the Series B Outstanding Redemption Amount of the Series B Note (collectively, the “Redemption Notes”) for the Redemption Price by wire transfer, in U.S. dollars and immediately available funds, of the Redemption Price to the Investor in accordance with the wire instructions of the Investor delivered to the Company on or prior to the Closing Date. Upon the Investor’s receipt of the Redemption Price, the Redemption Notes shall be deemed cancelled and shall be null and void. The Investor shall deliver the certificates with respect to the Redemption Notes to the Company as soon as commercially practicable following the Closing Date.

(b) Exchange. At the Closing, the Company shall exchange the Exchange Note, if any, for the Exchange Shares and credit the Exchange Shares to the Investor or its designee’s balance account with the Depository Trust Company (“DTC”) in accordance with the DTC instructions delivered by the Investor to the Company on or prior to the Closing Date (the “Share Settlement”). On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Shares, irrespective of the date such Exchange Shares are credited to the Investor’s or its designee’s balance account with DTC in accordance herewith. Upon the consummation of the Share Settlement, the Exchange Note shall be cancelled and shall be null and void. The Investor shall deliver the certificate with respect to the Exchange Note to the Company as soon as commercially practicable following the Closing Date.

(c) Closing Date. The date and time of the closing of the Redemptions and the Exchange (the “Closing”) shall be the Merger Date (the “Closing Date”) (or such earlier or later date and time as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022.

(d) Consent to Merger Agreement. Notwithstanding anything to the contrary, the Investor hereby acknowledges and agrees that by execution of this Agreement, the Investor hereby irrevocably consents and approves, for all purposes under the Holder Series A Note (including Section 5 thereof) and the Holder Series B Note (including Section 5 thereof), to the entry by the Company into, and consummation of, the Merger Agreement.

(e) Voting Agreement. The Investor agrees to vote any shares of Common Stock held by the Investor as of the record date for the merger contemplated by the Merger Agreement in favor thereof.

(f) Restrictions on Transfer of Holder Notes. The Investor shall not transfer the Holder Notes, in whole or in part, to any Person (other than the Company) (each, a “Transferee”) without such Transferee agreeing in writing to be bound by the terms and conditions hereunder in place of the Investor with respect to such transferred portion of the Holder Notes.

(g) Waiver. As of the Closing, the Investor agrees to waive their right to receive any pre-payment penalties under the Series A Notes and the Series B Notes.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor represents and warrants, with respect to only itself, as of the date hereof and as of the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), that:

(a) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

(c) No Consents. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents (as defined below), in each case in accordance with the terms hereof or thereof.

(d) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(e) Reliance on Exemptions. The Investor understands that the Exchange Shares being issued hereunder, if any, (upon issuance thereof) are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire such Exchange Shares.

(f) Payment in Full. The Investor hereby acknowledges and agrees that upon the consummation of the Closing and the consummation of the transactions contemplated by this Agreement (i) the outstanding principal and interest due under the Holder Notes held by such Investor shall have been paid in full and that no further payments, including payments of principal, interest, penalties or make whole payments, whether accrued or not, shall be due under the Holder Notes.

(g) Holding Period and Commissions. The Investor hereby represents that such Investor is not and has not been an “affiliate” (as defined in the 1933 Act) of the Company for at least ninety (90) days immediately prior to the date hereof, and has either (i) held all of the Investor’s Exchange Note, if any, to be exchanged as contemplated by this Agreement for at least six (6) consecutive months immediately prior to the date hereof, or (ii) acquired such Exchange Note from another holder (a “Prior Holder”) that was not an “affiliate” (as defined in the 1933 Act) of the Company for at least ninety (90) days immediately prior to and as of the date of such acquisition, and such Prior Holder had held such Exchange Note for at least six (6) months prior to the date of such acquisition, or the Investor and such Prior Holder, when taken together, have held such Exchange Note for at least six (6) consecutive months immediately prior to the date hereof. The Investor also hereby represents that, to its knowledge, no commission or other payment has been or is being paid by itself, any other Investor or the Company to any broker/dealer or investment bank in connection with the transactions contemplated by the Transaction Documents.

(h) Title to Holder Notes. The Investor hereby represents and warrants to the Company that such Investor has good and valid title to the Holder Notes. The delivery to the Company of the Holder Notes for cancellation in accordance with the terms of this Agreement will transfer to the Company ownership of such Holder Notes free and clear of all liens.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to the Investor that, as of the date hereof and as of the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date):

(a) Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate or organizational power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations or results of operations, or condition (financial or otherwise) of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the voting stock or holds a controlling equity or similar interest), taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to consummate the Redemptions and, if applicable, consummate the Exchange and issue the Exchange Shares to the Investor (or its designee) in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the consummation of the Redemptions and, if applicable, the consummation of the Exchange and issuance of the Exchange Shares to the Investor (or its designee) have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s certificate of incorporation (“Certificate of Incorporation”) or bylaws (“Bylaws”), (ii) result in a violation of any certificate of incorporation, certificate of formation, certificate of designation, bylaw or other constituent document of any of the Company’s Subsidiaries, (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of NYSE MKT applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (iv) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and subject to the receipt of listing approval by the Principal Market.

(d) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, other than (i) filings required by applicable state securities laws, (ii) the filing of any requisite notices and/or application(s) to the Principal Market for the issuance and sale of the Exchange Shares being issued hereunder, if any, and the listing of such Exchange Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iii) the filings required by this Agreement and (iv) those that have been made or obtained prior to the date of this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances that could reasonably be expected to prevent the Company from obtaining or effecting any of the registrations, applications or filings pursuant to the preceding sentence.

(e) No Additional Agreements. The Company represents and warrants to the Investor that, except for the Other Agreements, the terms of which (other than the Proportionate Changes) are identical to the terms of this Agreement, the Company does not have any agreement or understanding with any Person with respect to any amendment, exchange, settlement or waiver relating to the terms of, the conditions and transactions contemplated by or the securities issued under the Transaction Documents (as defined in the Existing Exchange Agreement) or the Transaction Documents (as defined herein).

(f) Holding Period. Subject to the accuracy of the representation and warranties of the Investor set forth in Section 2, for the purposes of Rule 144(d), the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Exchange Note and the Company agrees not to take a position contrary to this Section 3(g). Subject to the accuracy of the representation and warranty of the Investor set forth in Section 2, the Company agrees to take all actions necessary to issue the Exchange Shares as securities that are freely tradable on an Eligible Market (as defined below) without restriction and not containing any restrictive legend without the need for any action by the Investor. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(g).

(g) No Integration Actions. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the sale of the Exchange Shares being issued hereunder, if any, in a manner that would require the registration under the 1933 Act of the sale to the Investor or require equityholder approval under the rules and regulations of the Principal Market and the Company will take all action that is reasonably appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Exchange Shares, if any, contemplated hereby.

(h) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(i) Issuance of Securities. The Exchange Shares shall be issued immediately prior to the Merger Date and such Exchange Shares shall be entitled to receive the Per Share Merger Consideration pursuant to the Merger Agreement. Upon issuance in accordance with the terms of the Transaction Documents, if any, the Exchange Shares shall be free from all taxes, liens and charges with respect to the issue thereof and shall be freely tradable without any restrictive legend.

(j) Investment Company Status. The Company is not, and upon consummation of the Exchange, if any, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4.	FEES AND EXPENSES

Except as otherwise set forth in this Agreement or the other Transaction Documents, the Company shall pay all actual and reasonably documented fees and expenses of the Investor’s advisers, counsel, accountants and other experts, if any, (not to exceed a maximum of $25,000, in the aggregate, in connection with the negotiation, preparation, execution and delivery of this Agreement) and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement on or prior to the Closing Date.

5.	MISCELLANEOUS.

(a) Disclosure of Transactions. On or before 8:30 a.m., New York City time, on the earlier of (x) the first Business Day following the date hereof and (y) June 30, 2015 (or the date of execution of this Agreement, if such execution occurs prior to 8:30 a.m. on such day) (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K (the “8-K Filing”) describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Transaction Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the Other Agreements) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investor or any of their affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Investor, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Investor has not had, and shall not have (unless expressly agreed to by a the Investor after the date hereof in a written definitive and binding agreement executed by the Company and the Investor, any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(b) Blue Sky. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Exchange Shares to be issued hereunder, if any, for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the issuance of the Exchange Shares, if any, required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE INVESTOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that facsimile or .PDF signature pages shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile or .PDF signature.

(e) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(g) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the hereof.

(k) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Metalico, Inc.

186 North Avenue East

Cranford, NJ 07016

Telephone:    (908) 497-9610

Facsimile:     (908) 497-1097

Attention:      Arnold S. Graber

                      Executive Vice President and General Counsel

with a copy (for informational purposes only) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone:     (973) 597-2476

Facsimile:      (973) 597-2477

Attention:       Steven M. Skolnick, Esq.

If to the Investor, to its address and facsimile number set forth on the signature page of the Investor, with copies to the Investor’s representatives set forth on the signature page of the Investor or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(l) Remedies. The Investor and each holder of the Exchange Shares, if any, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Survival. The representations and warranties of the Company and the Investor contained in Sections 2 and 3 hereof and the agreements and covenants set forth in Sections 2, 3 and 5 shall survive the Closing and delivery and issuance of the Exchange Shares, if any.

(n) Indemnification. In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Exchange Shares, if any, thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of the Investor as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable under law.

(o) Release of Claims. Effective on the Closing Date, the Company and its agents, representatives, predecessors and successors in interest assigns hereby (i) conclusively, absolutely, unconditionally, irrevocably and forever remise, acquit, waive, releases and discharge the Investor and each of the Investor’s agents, advisors, representatives, predecessors and successors in interest from any and all claims, demands, obligations, liabilities and causes of action of any kind or character, whether known or unknown, suspected or unsuspected, asserted or unasserted, direct or indirect, at law or in equity, that the Company may now have or that might subsequently accrue to him or it arising out of or relating to the Holder Notes (the “Released Claims”), and (ii) covenants and agrees never to institute or cause to be instituted any suit, investigation or other form of action or proceeding of any kind or nature whatsoever against any of the Investor or the Investor’s agents, advisors, representatives, predecessors and successors in interest based upon the Holder Notes and the Released Claims.

(p) Entire Agreement; Amendments.

(i) This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(ii) Prior to or as of the date hereof, the Company hereby agrees that it will not, directly or indirectly, enter into (or provide, grant or enter into any oral or written waiver, amendment, termination or the like with respect to), any agreement, understanding, instrument or the like with, or for the benefit of, the Other Investors or any of their respective affiliates that contains or results in any terms and/or conditions which are more favorable to any such Person than the terms and conditions provided to, or for the benefit of, the Investor. To the extent the Company, prior to or as of the date of this agreement, enters into (or provides, grants or enters into any oral or written waiver, amendment, termination or the like with respect to) any, direct or indirect, agreement, understanding, instrument or the like with, or for the benefit of, any Other Investor or any of their respective affiliates that contains or results in any terms and/or conditions which are more favorable to any such Person than the terms and/or conditions provided to, or for the benefit of, the Investor, then the Investor, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be).

(q) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in this Agreement or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement and any other Transaction Document. The Company and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(r) Termination. This Agreement shall terminate either (i) upon the mutual written agreement of the parties hereto, (ii) at the option of the Investor, if the Closing Date has not occurred by September 21, 2015, (iii) upon any material amendment to the Merger Agreement (which, for the avoidance of doubt, includes any change to the Per Share Merger Consideration) or (iv) if the Merger Agreement is terminated or any party thereto publicly announces the abandonment of the transactions contemplated thereby. Upon any such termination, this Agreement shall be null and void and of no further force and effect.

(s) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 5(s) shall apply similarly and equally to each Settlement Document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

METALICO, INC.

By:
Name: Michael J. Drury
Title: Executive Vice President

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name: Title:

Address: with a copy (for information only) to:

Aggregate principal amount of

Series A Notes to be redeemed:**

__________________________

Aggregate principal amount of

Series B Notes to be redeemed:**

__________________________

Aggregate principal amount of

Series B Notes to be exchanged (if any):

__________________________

Number of Exchange Shares

to be issued (if any):

__________________________

DTC Delivery Information (if

applicable):_______________________

**	The only other amounts included in the applicable Redemption Price to be paid by the Company to the Investor in cash on the Closing Date, in addition to the aggregate principal amount set forth above, shall be the accrued and unpaid interest in respect of such Holder Notes from the date of initial issuance through the Closing Date.